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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post Effective Amendment No. 4 to the Registration Statement on Form S-3 (No. 333-04219) and related Prospectuses of Premier Laser Systems, Inc. of our report dated May 1, 1997, with respect to the consolidated financial statements and schedules of Premier Laser Systems, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, as amended, filed with the Securities and Exchange Commission.



Orange County, California
March 16, 1998